PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES, INC. REPORTS
SECOND QUARTER 2017 RESULTS

•	Record core loan growth of $363.0 million, or 21.6%, year over year and $118.8 million, or 24.7% (annualized), for the second quarter 2017 compared to the linked quarter

•	Net interest income increased 14.4% year over year and 4.1% for the second quarter 2017 compared to the linked quarter

•	Efficiency ratio decreased to 61.92% for the second quarter 2017 from 64.98% for the first quarter 2017

HOUSTON, July 25, 2017. Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $5.4 million in the second quarter 2017 compared to $5.3 million in the second quarter 2016 and diluted earnings per share for the second quarter 2017 and 2016 of $0.40.

"We are extremely proud to report another record quarter of high-quality organic loan production," commented George Martinez, Allegiance's Chairman and Chief Executive Officer. "Our linked second quarter core loan growth of $118.8 million represents an annualized increase of 24.7% and reflects the hard work and dedication of our talented team of legacy lenders who, in collaboration with our recently added lenders, continue to build strong relationships in the vibrant Houston market. At the same time, our asset quality continues to be solid with net charge-offs of 0.13%, which reflects our disciplined underwriting," continued Martinez.

"In addition to enhancing our lending team, we have hired key personnel to strengthen our infrastructure and support the operational and regulatory requirements applicable to a larger bank as we pursue our ambitious growth goals. While net income declined in the second quarter 2017 compared to the linked quarter, primarily due to an increased provision for loan loss expense as a result of robust loan growth and prior nonperforming credit relationships, we are pleased to see gains in both efficiency and pre-tax pre-provision earnings in our second quarter 2017 performance,” concluded Martinez.

Second Quarter 2017 Results

Net interest income before provision for loan losses in the second quarter 2017 increased $3.2 million, or 14.4%, to $25.1 million from $21.9 million for the second quarter 2016 primarily due to organic loan growth and an increase in our securities portfolio. Net interest income before provision for loan losses in the second quarter 2017 increased $979 thousand, or 4.1%, from $24.1 million in the first quarter 2017. The net interest margin on a tax equivalent basis decreased 3 basis points to 4.29% for the second quarter 2017 from 4.32% for the second quarter 2016 and decreased 9 basis points from 4.38% for the first quarter 2017.

Noninterest income for the second quarter 2017 was $1.5 million, an increase of $265 thousand, or 21.9%, compared to $1.2 million for the second quarter 2016 and an increase of $136 thousand, or 10.1%, compared to $1.3 million for the first quarter 2017.

Noninterest expense for the second quarter 2017 increased $2.5 million, or 18.2%, to $16.5 million from $13.9 million for the second quarter 2016, and decreased $88 thousand, or 0.5%, from $16.5 million for the first quarter 2017. The increase in noninterest expense over the second quarter 2016 was primarily due to increased professional service fees to support growth initiatives.

In the second quarter 2017, Allegiance’s efficiency ratio decreased to 61.92% from 64.98% for the first quarter 2017 and increased from 60.11% for the second quarter 2016.

Second quarter 2017 annualized returns on average assets, average equity and average tangible equity were 0.81%, 7.32% and 8.57%, respectively, compared to 0.91%, 7.79% and 9.30%, respectively, for the second quarter 2016. Annualized returns on average assets, average equity and average tangible equity for the first quarter 2017 were 0.96%, 8.61% and 10.15%, respectively.

Six Months Ended June 30, 2017 Results

Net interest income before provision for loan losses for the six months ended June 30, 2017 increased $6.2 million, or 14.4%, to $49.2 million from $43.0 million for the six months ended June 30, 2016 primarily due to organic loan growth and an increase in our securities portfolio. The net interest margin on a tax equivalent basis decreased 5 basis points to 4.33% for the six months ended June 30, 2017 from 4.38% for the six months ended June 30, 2016.

Noninterest income for the six months ended June 30, 2017 was $2.8 million, a decrease of $1.7 million, or 37.6%, compared to $4.5 million for the six months ended June 30, 2016. The six months ended June 30, 2016 included a pre-tax gain of $2.1 million on the sale of two Central Texas branch locations that were sold in order to focus on the Houston MSA. Excluding the gain on the sale of these branches, noninterest income would have increased $352 thousand, or 14.3%, for the six months ended June 30, 2017 compared to the six months ended June 30, 2016.

Noninterest expense for the six months ended June 30, 2017 increased $4.8 million, or 17.2%, to $33.0 million from $28.2 million for the six months ended June 30, 2016. The increase in noninterest expense over the six months ended June 30, 2016 was primarily due to increases in salaries and benefits as a result of the increased headcount and professional service fees related to supporting growth initiatives.

During the six months ended June 30, 2017, Allegiance’s efficiency ratio increased to 63.41% from 61.93% for the six months ended June 30, 2016.

For the six months ended June 30, 2017, annualized returns on average assets, average equity and average tangible equity were 0.89%, 7.95% and 9.34%, respectively, compared to 1.04%, 8.74% and 10.46%, respectively, for the six months ended June 30, 2016. Excluding the gain on the sale of the two Central Texas branch locations during the first quarter 2016, the annualized returns on average assets, average equity and average tangible equity for the six months ended June 30, 2016 would have been 0.92%, 7.73% and 9.26%, respectively.

Financial Condition

Total loans at June 30, 2017 increased $361.0 million, or 20.6%, to $2.11 billion compared to $1.75 billion at June 30, 2016 and increased $128.2 million, or 6.5%, compared to $1.99 billion at March 31, 2017. These increases were due to strong organic loan growth within the Bank’s loan portfolio. Core loans, which exclude the mortgage warehouse portfolio, increased $363.0 million, or 21.6%, to $2.04 billion at June 30, 2017 from $1.68 billion at June 30, 2016 and increased $118.8 million, or 6.2%, from $1.92 billion at March 31, 2017.

Deposits at June 30, 2017 increased $255.9 million, or 13.9%, to $2.10 billion compared to $1.84 billion at June 30, 2016 and increased $86.7 million, or 4.3%, compared to $2.01 billion at March 31, 2017.

Asset Quality

Nonperforming assets totaled $19.9 million, or 0.73% of total assets, at June 30, 2017, compared to $8.6 million, or 0.37% of total assets, at June 30, 2016, and $19.9 million, or 0.77% of total assets, at March 31, 2017. The allowance for loan losses was 0.99% of total loans at June 30, 2017, 0.85% of total loans at June 30, 2016 and 0.94% of total loans at March 31, 2017.

The provision for loan losses for the second quarter 2017 was $3.0 million, or 0.59% (annualized) of average loans, compared to $1.6 million, or 0.38% (annualized) of average loans, for the second quarter 2016, and $1.3 million, or 0.28% (annualized) of average loans, for the first quarter 2017. During the quarter, Allegiance bolstered its reserves with consistent application of its allowance methodology. The provision for loan losses for the six months ended June 30, 2017 was $4.4 million, or 0.44% (annualized) of average loans, compared to $2.4 million, or 0.28% (annualized) of average loans for the six months ended June 30, 2016.

Second quarter 2017 net charge-offs were $684 thousand, or 0.13% (annualized) of average loans, compared to net charge-offs of $485 thousand, or 0.11% (annualized) of average loans, for the second quarter 2016, and $567 thousand, or 0.12% (annualized) of average loans, for the first quarter 2017. Net charge-offs for the six months ended June 30, 2017 were $1.3 million, or 0.13% (annualized) of average loans, compared to $656 thousand, or 0.08% (annualized) of average loans for the six months ended June 30, 2016.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Tuesday, July 25, 2017 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its second quarter 2017 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 51461392. Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Past Events.

Allegiance Bancshares, Inc.

Allegiance Bancshares, Inc. is a $2.72 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s unique super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations and one loan production office in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2017		2016
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)

Cash and cash equivalents	$187,491	$184,146	$142,098	$225,082	$210,863
Available for sale securities	321,268	317,219	316,455	310,033	303,463

Total loans	2,114,652	1,986,438	1,891,635	1,830,722	1,753,683
Allowance for loan losses	(21,010)	(18,687)	(17,911)	(17,185)	(14,917)
Loans, net	2,093,642	1,967,751	1,873,724	1,813,537	1,738,766

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	3,664	3,860	4,055	4,250	4,446
Premises and equipment, net	18,240	18,138	18,340	17,811	17,821
Other real estate owned	365	365	1,503	1,138	1,397
Bank owned life insurance	22,131	21,985	21,837	21,684	21,530
Other assets	38,526	39,477	33,547	28,978	29,906
Total assets	$2,724,716	$2,592,330	$2,450,948	$2,461,902	$2,367,581

Noninterest-bearing deposits	$662,527	$615,225	$593,751	$604,278	$630,689
Interest-bearing deposits	1,436,715	1,397,344	1,276,432	1,296,601	1,212,650
Total deposits	2,099,242	2,012,569	1,870,183	1,900,879	1,843,339

Short-term borrowings	310,000	75,000	85,000	61,000	30,000
Other borrowed funds	569	200,569	200,569	200,569	200,569
Subordinated debentures	9,249	9,222	9,196	9,169	9,142
Other liabilities	7,197	5,840	6,183	9,190	8,280
Total liabilities	2,426,257	2,303,200	2,171,131	2,180,807	2,091,330

Common stock	13,153	13,080	12,958	12,905	12,869
Capital surplus	216,158	215,015	212,649	211,349	210,512
Retained earnings	68,704	63,309	57,262	51,491	46,020
Accumulated other comprehensive income (loss)	444	(2,274)	(3,052)	5,350	6,850
Shareholders' equity	298,459	289,130	279,817	281,095	276,251
Total liabilities and equity	$2,724,716	$2,592,330	$2,450,948	$2,461,902	$2,367,581

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2017		2016			2017	2016
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$26,736	$25,260	$24,232	$24,057	$22,839	$51,996	$45,067
Securities
Taxable	503	498	478	607	452	1,001	723
Tax-exempt	1,591	1,624	1,642	1,505	1,086	3,215	1,896
Deposits in other financial institutions	157	130	129	150	150	287	292
Total interest income	28,987	27,512	26,481	26,319	24,527	56,499	47,978

INTEREST EXPENSE:
Demand, money market and savings deposits	702	654	673	651	569	1,356	1,113
Certificates and other time deposits	2,283	1,957	1,947	1,872	1,665	4,240	3,225
Short-term borrowings	620	324	90	63	106	944	245
Subordinated debt	134	120	128	123	120	254	237
Other borrowed funds	141	329	221	201	118	470	125
Total interest expense	3,880	3,384	3,059	2,910	2,578	7,264	4,945
NET INTEREST INCOME	25,107	24,128	23,422	23,409	21,949	49,235	43,033
Provision for loan losses	3,007	1,343	900	2,214	1,645	4,350	2,355
Net interest income after provision for loan losses	22,100	22,785	22,522	21,195	20,304	44,885	40,678

NONINTEREST INCOME:
Nonsufficient funds fees	184	199	178	175	145	383	308
Service charges on deposit accounts	205	195	177	182	173	400	318
Gain on sale of branch assets	—	—	—	—	—	—	2,050
Gain on sale of securities	—	—	30	—	—	—	—
Gain on sale of other real estate	—	—	206	60	—	—	—
Bank owned life insurance	146	148	153	154	153	294	319
Other	942	799	734	703	741	1,741	1,521
Total noninterest income	1,477	1,341	1,478	1,274	1,212	2,818	4,516

NONINTEREST EXPENSE:
Salaries and employee benefits	10,415	10,562	10,627	9,781	9,177	20,977	18,450
Net occupancy and equipment	1,302	1,427	1,238	1,260	1,214	2,729	2,446
Depreciation	398	400	391	404	415	798	832
Data processing and software amortization	719	695	703	655	622	1,414	1,275
Professional fees	987	895	857	442	401	1,882	935
Regulatory assessments and FDIC insurance	569	589	485	396	355	1,158	700
Core deposit intangibles amortization	196	195	195	196	195	391	394
Communications	233	247	237	264	274	480	554
Advertising	288	263	319	228	197	551	398
Other	1,354	1,276	1,135	1,269	1,073	2,630	2,192
Total noninterest expense	16,461	16,549	16,187	14,895	13,923	33,010	28,176
INCOME BEFORE INCOME TAXES	7,116	7,577	7,813	7,574	7,593	14,693	17,018
Provision for income taxes	1,721	1,530	2,042	2,103	2,339	3,251	5,409
NET INCOME	$5,395	$6,047	$5,771	$5,471	$5,254	$11,442	$11,609

EARNINGS PER SHARE
Basic	$0.41	$0.46	$0.45	$0.42	$0.41	$0.88	$0.90
Diluted	$0.40	$0.45	$0.44	$0.42	$0.40	$0.85	$0.89

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2017		2016			2017	2016
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)

Net income	$5,395	$6,047	$5,771	$5,471	$5,254	$11,442	$11,609

Earnings per share, basic	$0.41	$0.46	$0.45	$0.42	$0.41	$0.88	$0.90
Earnings per share, diluted	$0.40	$0.45	$0.44	$0.42	$0.40	$0.85	$0.89

Return on average assets(A)	0.81%	0.96%	0.93%	0.90%	0.91%	0.89%	1.04%
Return on average equity(A)	7.32%	8.61%	8.25%	7.77%	7.79%	7.95%	8.74%
Return on average tangible equity(A)(B)	8.57%	10.15%	9.79%	9.21%	9.30%	9.34%	10.46%
Tax equivalent net interest margin(C)	4.29%	4.38%	4.32%	4.39%	4.32%	4.33%	4.38%
Efficiency ratio(D)	61.92%	64.98%	65.09%	60.34%	60.11%	63.41%	61.93%

Liquidity and Capital Ratios
Equity to assets	10.95%	11.15%	11.42%	11.42%	11.67%	10.95%	11.67%
Common equity Tier 1 capital	10.84%	11.10%	11.44%	11.40%	11.69%	10.84%	11.69%
Tier 1 risk-based capital	11.24%	11.51%	11.87%	11.84%	12.16%	11.24%	12.16%
Total risk-based capital	12.13%	12.35%	12.72%	12.68%	12.92%	12.13%	12.92%
Tier 1 leverage capital	10.11%	10.28%	10.35%	10.25%	10.43%	10.11%	10.43%
Tangible equity to tangible assets(B)	9.52%	9.65%	9.82%	9.82%	10.00%	9.52%	10.00%

Other Data
Weighted average shares:
Basic	13,125	13,021	12,913	12,882	12,857	13,073	12,849
Diluted	13,471	13,377	13,180	13,108	13,039	13,425	13,003
Period end shares outstanding	13,153	13,080	12,958	12,905	12,869	13,153	12,869
Book value per share	$22.69	$22.10	$21.59	$21.78	$21.47	$22.69	$21.47
Tangible book value per share(B)	$19.42	$18.80	$18.24	$18.40	$18.06	$19.42	$18.06

(A)	Interim periods annualized.

(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.

(C)	Net interest margin represents net interest income divided by average interest-earning assets.

(D)
Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of branch assets, loans and securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,042,460	$26,736	5.25%	$1,928,333	$25,260	5.31%	$1,724,346	$22,839	5.33%
Securities	326,388	2,094	2.57%	325,911	2,122	2.64%	270,619	1,538	2.29%
Deposits in other financial institutions	49,703	157	1.26%	53,338	130	0.99%	96,358	150	0.62%
Total interest-earning assets	2,418,551	$28,987	4.81%	2,307,582	$27,512	4.84%	2,091,323	$24,527	4.72%
Allowance for loan losses	(19,253)			(18,200)			(14,129)
Noninterest-earning assets	261,668			259,315			236,857
Total assets	$2,660,966			$2,548,697			$2,314,051

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$137,507	$118	0.34%	$130,909	$100	0.31%	$102,550	$88	0.34%
Money market and savings deposits	499,335	584	0.47%	486,779	554	0.46%	435,851	481	0.44%
Certificates and other time deposits	785,194	2,283	1.17%	685,169	1,957	1.16%	627,982	1,665	1.07%
Short-term borrowings	237,681	620	1.05%	145,278	324	0.91%	88,242	106	0.48%
Subordinated debt	9,232	134	5.83%	9,205	120	5.28%	9,125	120	5.28%
Other borrowed funds	66,503	141	0.85%	200,570	329	0.66%	118,629	118	0.40%
Total interest-bearing liabilities	1,735,452	$3,880	0.90%	1,657,910	$3,384	0.83%	1,382,379	$2,578	0.75%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	624,100			600,006			652,405
Other liabilities	5,889			5,892			8,139
Total liabilities	2,365,442			2,263,808			2,042,923
Shareholders' equity	295,524			284,889			271,128
Total liabilities and shareholders' equity	$2,660,966			$2,548,697			$2,314,051

Net interest rate spread			3.91%			4.01%			3.97%

Net interest income and margin		$25,107	4.16%		$24,128	4.24%		$21,949	4.22%

Net interest income and margin (tax equivalent)		$25,862	4.29%		$24,907	4.38%		$22,481	4.32%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Year-to-Date
	June 30, 2017			June 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,985,712	$51,996	5.28%	$1,694,029	$45,067	5.35%
Securities	326,151	4,216	2.61%	228,540	2,619	2.30%
Deposits in other financial institutions	51,511	287	1.12%	94,091	292	0.62%
Total interest-earning assets	2,363,374	$56,499	4.82%	2,016,660	$47,978	4.78%
Allowance for loan losses	(18,729)			(13,808)
Noninterest-earning assets	260,497			231,901
Total assets	$2,605,142			$2,234,753

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$134,226	$218	0.33%	$99,028	$155	0.31%
Money market and savings deposits	493,092	1,138	0.47%	434,495	958	0.44%
Certificates and other time deposits	735,458	4,240	1.16%	621,099	3,225	1.04%
Short-term borrowings	191,735	944	0.99%	107,308	245	0.46%
Subordinated debt	9,218	254	5.56%	9,111	237	5.23%
Other borrowed funds	133,166	470	0.71%	59,599	125	0.42%
Total interest-bearing liabilities	1,696,895	$7,264	0.86%	1,330,640	$4,945	0.75%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	612,120			629,187
Other liabilities	5,891			7,663
Total liabilities	2,314,906			1,967,490
Shareholders' equity	290,236			267,263
Total liabilities and shareholders' equity	$2,605,142			$2,234,753

Net interest rate spread			3.96%			4.03%

Net interest income and margin		$49,235	4.20%		$43,033	4.29%

Net interest income and margin (tax equivalent)		$50,770	4.33%		$43,964	4.38%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	As of and For the Three Months Ended
	2017		2016
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$444,701	$425,154	$416,752	$402,273	$382,795
Mortgage warehouse	73,499	64,132	67,038	76,043	75,554
Real estate:
Commercial real estate (including multi-family residential)	1,008,027	961,212	891,989	848,939	806,771
Commercial real estate construction and land development	206,024	175,264	159,247	167,936	161,572
1-4 family residential (including home equity)	267,939	250,881	246,987	228,651	214,442
Residential construction	102,832	99,648	98,657	93,923	101,677
Consumer and other	11,630	10,147	10,965	12,957	10,872
Total loans	$2,114,652	$1,986,438	$1,891,635	$1,830,722	$1,753,683

Asset Quality:
Nonaccrual loans	$19,330	$19,315	$15,788	$15,882	$7,124
Accruing loans 90 or more days past due	—	—	911	—	—
Total nonperforming loans	19,330	19,315	16,699	15,882	7,124
Other real estate	365	365	1,503	1,138	1,397
Other repossessed assets	205	260	286	30	128
Total nonperforming assets	$19,900	$19,940	$18,488	$17,050	$8,649

Net charge-offs (recoveries)	$684	$567	$174	$(54)	$485

Nonaccrual loans:
Commercial and industrial	$9,051	$8,933	$3,896	$4,983	$2,723
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	9,556	9,726	11,663	10,495	4,141
Commercial real estate construction and land development	—	70	—	—	—
1-4 family residential (including home equity)	568	574	217	11	227
Residential construction	—	—	—	—	—
Consumer and other	155	12	12	393	33
Total nonaccrual loans	$19,330	$19,315	$15,788	$15,882	$7,124

Asset Quality Ratios:
Nonperforming assets to total assets	0.73%	0.77%	0.75%	0.69%	0.37%
Nonperforming loans to total loans	0.91%	0.97%	0.88%	0.87%	0.41%
Allowance for loan losses to nonperforming loans	108.69%	96.75%	107.26%	108.20%	209.39%
Allowance for loan losses to total loans	0.99%	0.94%	0.95%	0.94%	0.85%
Net charge-offs (recoveries) to average loans (annualized)	0.13%	0.12%	0.04%	(0.01)%	0.11%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance. Allegiance believes that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets for internal planning and forecasting purposes. Additionally, Allegiance excluded the one time sale of two Central Texas branch locations during the first quarter 2016 as noted within the narrative, as Allegiance believes this transaction was not indicative of its recurring operating results. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2017		2016			2017	2016
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)

Total shareholders' equity	$298,459	$289,130	$279,817	$281,095	$276,251	$298,459	$276,251
Less: Goodwill and core deposit intangibles, net	43,054	43,249	43,444	43,639	43,835	43,054	43,835
Tangible shareholders’ equity	$255,405	$245,881	$236,373	$237,456	$232,416	$255,405	$232,416

Shares outstanding at end of period	13,153	13,080	12,958	12,905	12,869	13,153	12,869

Tangible book value per share	$19.42	$18.80	$18.24	$18.40	$18.06	$19.42	$18.06

Net income attributable to shareholders	$5,395	$6,047	$5,771	$5,471	$5,254	$11,442	$11,609

Average shareholders' equity	$295,524	$284,889	$278,123	$280,065	$271,128	$290,236	$267,263
Less: Average goodwill and core deposit intangibles, net	43,149	43,345	43,539	43,735	43,930	43,246	44,124
Average tangible shareholders’ equity	$252,375	$241,544	$234,584	$236,330	$227,198	$246,990	$223,139

Return on average tangible equity	8.57%	10.15%	9.79%	9.21%	9.30%	9.34%	10.46%

Total assets	$2,724,716	$2,592,330	$2,450,948	$2,461,902	$2,367,581	$2,724,716	$2,367,581
Less: Goodwill and core deposit intangibles, net	43,054	43,249	43,444	43,639	43,835	43,054	43,835
Tangible assets	$2,681,662	$2,549,081	$2,407,504	$2,418,263	$2,323,746	$2,681,662	$2,323,746

Tangible equity to tangible assets	9.52%	9.65%	9.82%	9.82%	10.00%	9.52%	10.00%